Exhibit 8.2

SIMPSON THACHER & BARTLETT LLP

2550 HANOVER STREET

PALO ALTO, CA 94304

(650) 251-5000

FACSIMILE: (650) 251-5002

May 27, 2009

Re: SiRF/CSR Merger

SiRF Technologies Holdings, Inc.

217 Devcon Drive

San Jose, California 95112

Ladies and Gentlemen:

We have acted as counsel to SiRF Technologies Holdings, Inc., a Delaware corporation (“SiRF”), in connection with the Agreement and Plan of Merger, dated as of February 9, 2009, (including the exhibits thereto, the “Merger Agreement”), by and among CSR plc, a company organized under the laws of England and Wales (“CSR”), Shannon Acquisition Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of CSR (“Merger Sub”) and SiRF, pursuant to which Merger Sub shall be merged with and into SiRF with SiRF surviving as a wholly-owned subsidiary of CSR (the “Merger”) on the terms and conditions set forth therein. The time at which the Merger becomes effective is hereafter referred to as the “Effective Time.” For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement. This opinion is being delivered in connection with the filing of the registration statement on Form F-4 (as amended, the “Registration Statement”) filed by CSR with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed Merger pursuant to the Merger Agreement and to which this opinion appears as an exhibit.

We have examined (i) the Merger Agreement, (ii) the Registration Statement and (iii) the representation letters of SiRF and CSR delivered to us for purposes of this opinion (the “Representation Letters”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by SiRF and CSR in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (iv) any representations made in the Merger Agreement or the Representation Letters “to the knowledge of”, or based on the belief of SiRF and CSR or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

NEW YORK          LOS ANGELES          WASHINGTON, D.C.          BEIJING           HONG KONG          LONDON          TOKYO

SIMPSON THACHER & BARTLETT LLP

SiRF Technologies Holdings, Inc.	May 27, 2009

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we hereby confirm our opinions set forth in the discussion contained in the Registration Statement under the caption “Material Tax Consequences.”

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal law of the United States.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement, and to the references to our firm name therein.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP